UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 29, 2007

(Date of report)

CARACO PHARMACEUTICAL LABORATORIES, LTD.

(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-24676 (Commission file number)	38-2505723 (I.R.S. employer identification no.)

1150 Elijah McCoy Drive, Detroit, Michigan 48202

(Address of principal executive offices)

(313) 871-8400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On January 29, 2007, registrant accepted the resignation of Jitendra Doshi, Chief Financial Officer, Chief Operating Officer, Principal Accounting Officer, Principal Financial Officer and Secretary, as set forth in the press release included as Exhibit 99.1 hereto, which is incorporated herein by reference.

(c) On January 29, 2007, registrant appointed Mukul Rathi to the positions of interim Chief Financial Officer, interim Principal Accounting Officer and interim Principal Financial Officer. Mr. Rathi joined the Company in December 2005 as its Controller. His prior experience includes Sr. Executive-Accounts and Manager-Accounts with Sun Pharmaceutical Industries, Ltd. in India, the Company’s majority shareholder from May, 1999 to May 2003. He also served as Officer-Accounts for Century Enka, Ltd. from August 1997 to May 1999. Mr. Rathi graduated from the University of Calcutta in India and subsequently qualified to be a member of the Institute of Chartered Accountants of India. Mr. Rathi is 34 years old.

Item 9.01. Financial Statements and Exhibits
c)	Exhibits.

Exhibit No.	Description

99.1	Press Release of Caraco Pharmaceutical Laboratories, Ltd. dated January 29, 2007 announcing the resignation of the Chief Financial Officer and appointment of an interim Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARACO PHARMACEUTICAL LABORATORIES, LTD.

Date: January 29, 2007	By: /s/ Daniel H. Movens —————————————— Daniel H. Movens Chief Executive Officer

Exhibit Index

99.1	Press Release of Caraco Pharmaceutical Laboratories, Ltd. dated January 29, 2007 announcing the resignation of the Chief Financial Officer and appointment of an interim Chief Financial Officer.